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                                                                 Exhibit 11.1


                                AGENCY.COM LTD
                    SUPPLEMENTAL BASIC AND DILUTED NET LOSS
                         PER COMMON SHARE COMPUTATION


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                                                                                 FOR THE NINE MONTHS
                                                                               ENDED SEPTEMBER 30, 1999
                                                                               ------------------------
                                                                                   (UNAUDITED)
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CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds.......................................    $    25,000,000
Proceeds per share...........................................................              23.00
                                                                               --------------------
Additional shares assumed outstanding........................................          1,086,957
                                                                               -------------------
Additional weighted average common shares outstanding........................          1,086,957
Weighted average common shares outstanding...................................         23,186,818
                                                                               -------------------
Supplemental weighted average common shares outstanding......................         24,273,775
                                                                               -------------------
                                                                               -------------------
SUPPLEMENTAL BASIC AND DILUTED NET LOSS PER SHARE:
Net loss.....................................................................    $    (6,783,397)
Pro forma impact of use of proceeds on interest expense......................          1,218,750
                                                                               -------------------
Supplemental basic and diluted net loss......................................         (5,564,647)
Supplemental weighted average common shares outstanding......................        (24,273,775)
                                                                               -------------------
Supplemental basic and diluted net loss per common share.....................     $        (0.23)
                                                                               -------------------
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